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HANCOCK FABRICS, INC.                                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)


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
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(dollars in thousands, except for
  per share amounts)                                                     Thirteen Weeks Ended
                                                                     -----------------------------
                                                                        May 4,          April 28,
                                                                         1997             1996

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
Primary earnings per share

  Net earnings                                                       $     2,339       $     1,636
                                                                     ===========       ===========

  Weighted average number of common shares
   outstanding during period                                          21,476,589        21,488,531

  Additional shares attributable to common
   stock equivalents                                                     378,782           306,211

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                                    (493,958)         (317,318)
                                                                     -----------       -----------

                                                                      21,361,413        21,477,424
                                                                     ===========       ===========

  Earnings per share                                                 $      0.11       $      0.08
                                                                     ===========       ===========



--------------------------------------------------------------------------------------------------

Fully diluted earnings per share

  Net earnings                                                       $     2,339       $     1,636
                                                                     ===========       ===========



  Weighted average number of common shares
   outstanding during period                                          21,476,589        21,488,531

  Additional shares attributable to common
   stock equivalents                                                     409,216           422,454

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                                    (486,236)         (281,093)
                                                                     -----------       -----------

                                                                      21,399,569        21,629,892
                                                                     ===========       ===========

  Earnings per share                                                 $      0.11       $      0.08
                                                                     ===========       ===========
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